EXHIBIT 5

                                                                    July 2, 1996



Paging Partners Corporation
Freehold Office Plaza
4249 Route 9 North, Building 2
Freehold, New Jersey 07728

Re: Paging Partners Corporation
    Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"), by Paging Partners Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission, relating to a proposed public offering by certain shareholders of the Company of up to 857,143 shares of the Company's common stock (the "Common Stock").

Terms used herein that are defined in the Registration Statement and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures (except for those of representatives of the Company), the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, and such other investigation as we have deemed necessary, we are of the opinion that the shares of Common Stock to be sold pursuant to the Registration Statement have been duly authorized, legally and validly issued, fully paid and are nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to our firm under "Legal Matters" in the related Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

PHILLIPS NIZER BENJAMIN
KRIM & BALLON LLP


By: /s/ Vincent J. McGill
    ---------------------
A Partner